Exhibit 99.1

DESTINATION MATERNITY CORPORATION

CONTACT:
Judd P. Tirnauer
Executive Vice President & Chief Financial Officer
(215) 873-2278

For Immediate Release

DESTINATION MATERNITY REPORTS SALES AND PROVIDES UPDATED EARNINGS GUIDANCE FOR THIRD QUARTER OF FISCAL 2012
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Company Makes $10 Million Optional Prepayment of Term Loan During Third Quarter

Philadelphia, PA, July 10, 2012 -- Destination Maternity Corporation (Nasdaq: DEST), the world's leading maternity apparel retailer, today reported sales and provided updated earnings guidance for the third quarter of fiscal 2012 ended June 30, 2012. The Company also announced that it made a $10 million optional prepayment of its Term Loan during the third quarter of fiscal 2012.

Net sales for the third quarter of fiscal 2012 decreased 5.3% to $138.8 million from $146.7 million reported for the third quarter of fiscal 2011. Comparable sales (which include Internet sales) decreased 2.4% versus a comparable sales decrease of 1.6% for the third quarter of fiscal 2011. The decrease in total reported sales for the third quarter of fiscal 2012 compared to the third quarter of fiscal 2011 resulted primarily from the decrease in comparable sales, decreased sales from the Company's licensed relationship and decreased sales related to the Company's continued efforts to close underperforming stores.

Net sales for the first nine months of fiscal 2012 decreased 0.8% to $412.7 million from $416.0 million reported for the first nine months of fiscal 2011. Comparable sales decreased 1.1% versus a comparable sales decrease of 1.6% for the first nine months of fiscal 2011.

Ed Krell, Chief Executive Officer of Destination Maternity, noted, "Our sales for the third quarter of fiscal 2012 were lower than planned, as our strong early sales of Spring/Summer product in February and March did not continue into the April-June period. Our gross margin was also lower than planned, due to increased price promotional activity and additional markdowns taken to spur sales and manage inventory levels. With this lower than planned sales and gross margin, partially offset by our continued tight management of expenses, we expect our GAAP diluted earnings per share for the third quarter to be between $0.51 and $0.53 per share, below the low end of our prior earnings guidance range. Our prior earnings guidance range for third quarter GAAP diluted earnings per share, as provided in our April 26, 2012 press release, was $0.57 to $0.70 per share.

"Our total sales of $138.8 million for the third quarter were below the low end of our sales guidance range of $142 to $147 million provided in our April 26 press release, due to our comparable sales decrease of 2.4%, which was below the low end of our guidance range for comparable sales of flat to up 4.0% for the quarter. Our reported comparable sales for the third quarter of fiscal 2012 were hurt by approximately 1.0 percentage points due to a calendar shift which helped March sales at the expense of April, with April 2012 having one less Friday and Saturday compared to April 2011. Adjusting out this 'calendar shift' adverse impact, our days-adjusted comparable sales for the third quarter was a decrease of approximately 1.4%. We continue to be pleased with the growth of our Internet sales, which increased 30% for the third quarter of fiscal 2012, on top of an 18% increase in the third quarter of fiscal 2011.

"Our key focus continues to be improving our sales performance through initiatives to enhance our merchandise assortments, merchandise presentation and customer experience. Although we recognize the increasingly challenging macroeconomic environment of recent months, we remain focused on the things that we can control, not on external factors that we cannot control. Over the past several months, we have made many changes to drive improvements in our merchandise assortments and the way these assortments are presented in store, and we are disappointed that the strong sales results we saw early in the Spring product selling season did not continue throughout the Spring/Summer product selling season. We believe this weaker than planned third quarter sales may well have partially reflected a shift in demand for Spring/Summer product from the third quarter to the second quarter due to earlier than normal warm weather conditions in February and March, which had resulted in higher than planned second quarter sales. However, we are cautiously optimistic that we will see the results of our efforts in an improved sales trend beginning in our fiscal fourth quarter, as we enter the selling season for our Fall 2012 merchandise assortments.

"During the third quarter of fiscal 2012 we made a $10 million optional prepayment on our Term Loan and we paid our regular quarterly cash dividend, after having initiated this regular quarterly cash dividend in the second quarter of fiscal 2011. Our debt prepayment and regular quarterly dividend payments demonstrate our continued confidence in the Company's financial strength, cash flow generation, and prospects for the future, and highlight our commitment to continue to drive shareholder value."

For the quarter ended June 30, 2012, the Company did not open any new stores and closed 7 stores. As of June 30, 2012, the Company operates 636 stores, 1,380 leased department locations and 2,016 total retail locations, compared to 663 stores, 1,697 leased department locations and 2,360 total retail locations operated as of June 30, 2011. The decrease in leased department locations at the end of June 2012 versus the end of June 2011 predominantly reflects the closure of the Company's 291 remaining leased departments within Kmart locations in October 2011. Kmart represented only a small portion of the overall sales generated by the Company's leased department relationship with Sears® and Kmart through the Company's agreement with Sears Holdings Corporation. The Company continues to operate leased departments in Sears stores throughout the United States. As of June 30, 2012, the Company operates 515 leased department locations in Sears stores.

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Destination Maternity Corporation is the world's largest designer and retailer of maternity apparel. In the United States and Canada, as of June 30, 2012, Destination Maternity operates 2,016 retail locations, including 636 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and 1,380 leased department locations, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at over 1,100 Kohl's® stores throughout the United States and on Kohls.com. In addition, Destination Maternity is expanding internationally and has exclusive store franchise and product supply relationships in India, the Middle East and South Korea. As of June 30, 2012, Destination Maternity has 101 international franchised locations, including 85 shop-in-shop locations and 16 Destination Maternity branded stores.

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding earnings, net sales, comparable sales, other results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base and through the Internet, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel,  expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, the continuation of the regular quarterly cash dividend, the trading liquidity of our common stock, changes in market interest rates, war or acts of terrorism and other factors set forth in the Company's periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.